Exhibit 23.6

August 13, 2014

Products Shipping Limited

C/o Empire Navigation Inc.

88 Vouliagmenis Avenue

Elliniko

16777, Greece

Dear Sir/Madam:

Reference is made to the prospectus (the “Prospectus”) included in the registration statement on Form F-1 relating to the initial public offering of common stock of Products Shipping Limited (the “Company”).

We have reviewed the sections in the Prospectus entitled “Prospectus Summary” and “The International Product Tanker Industry” and confirm that they accurately describe the international product tanker shipping market.  We further advise the Company that our role has been limited to the provision of the data, graphs, and tables set forth in the sections of the Prospectus entitled “Prospectus Summary” and “The International Product Tanker Industry.”  With respect to such statistical data, graphs and tales supplied by us, we advise you that:

•                  Some industry data included in this discussion is derived from estimates or subjective judgments;

•                  The published information of other maritime data collection agencies may differ from the from this data;

•                  While we have taken reasonable care in the compilation of the statistical and graphical information and believes it to be accurate and correct, data compilation is subject to limited audit and validation procedures.

We hereby consent to all references to our name in the Prospectus and to the use of the graphical and statistical information supplied by us set forth in the sections of the Prospectus entitled “Prospectus Summary” and “The International Product Tanker Industry. “We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-1 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled “Experts.”

Yours faithfully,

Nigel Gardiner

Group Managing Director

LONDON  |  DELHI  |  SINGAPORE  |  SHANGHAI

Drewry Shipping Consultants, 15-17 Christopher Street, London EC2A 2BS, United Kingdom

t: +44 (0) 20 7538 0191    f: +44 (0) 20 7987 9396    e: enquiries@drewry.co.uk

Registered in England No. 3289135   Registered VAT No. 830 3017 77

www.drewry.co.uk